EXHIBIT 23(a)

                       CONSENT OF COUNSEL

Motors Mechanical Reinsurance Company, Limited:

We hereby consent to the reference to our name under the captions
"Barbados Corporate Laws Provisions," "Legal Matters" and
"Experts" in the Prospectus which is part of this Registration
Statement.


                                   s/EVELYN, GITTENS & FARMER


Bridgetown, Barbados
June --, 1994




                          EXHIBIT 23(b)

                       CONSENT OF COUNSEL

Motors Mechanical Reinsurance Company, Limited:

We hereby consent to the reference to our name under the captions
"United States Federal Tax Considerations," "Legal Matters," and
"Experts" in the Prospectus which is part of this Registration
Statement.


                              s/LeBOEUF, LAMB, GREENE & MacRAE




Washington, D.C.

June --, 1994



                          EXHIBIT 23(c)

           CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

Motors Mechanical Reinsurance Company, Limited:

We consent to the use in this Post Effective Amendment No. 9 to Registration Statement No. 33-6534 of Motors Mechanical Reinsurance Company, Limited of our report dated March 11, 1994 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


                                   s/DELOITTE & TOUCHE




Bridgetown, Barbados
June --, 1994